UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2011

Date of Report
(Date of Earliest Event Reported)

Magnum D’Or Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-31849	98-0215222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12311 Weld County Road 41
Hudson, CO 80642

  (Address of principal executive offices)

(877)-343-6377

  (Registrant's telephone number, including area code)

N/A

  (Former name and former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01

The common stock of the Company was listed for trading on the over-the-counter Bulletin Board under the trading symbol MDOR.  Because the Company has been delinquent in the filing of its required reports to the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, its common stock has been delisted from the over-the-counter Bulletin Board, and its common stock is currently traded over-the-counter with the OTC Markets Pink Sheets.

Section 5 – Corporate Governance and Management

Item 5.01  Changes in Control of Registrant

Effective March 18, 2011, Mr. Joseph J. Glusic resigned as a director and as the Chief Executive Officer and President of  Magnum D’Or Resources, Inc. (the “Company”) and from all executive officer positions with the subsidiaries of the Company, and from all other executive positions.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure of Joseph J. Glusic as Director and Officer

Effective March 18, 2011, Mr. Joseph J. Glusic resigned as a director and as the Chief Executive Officer, President and from all other executive officer positions  with  Magnum D’Or Resources, Inc. (the “Company”); and with the subsidiaries of the Company.

Appointment of Benjamin J. Brown as Chief Financial Officer

Mr. Benjamin J. Brown, 36, became Chief Financial Officer of the Company effective March 1, 2011.  From September 2009 to March 2011, Mr. Brown was a consultant to the Company.  From October 2008 to August 2009, Mr. Brown was employed as an accountant with Weinberg & Company.  From September 2004 to September 2008, he was employed as an accountant by KPMG LLP.  From August 2002 to September 2004, he was an accountant with Anderson Peterson & Co.  From May 1999 to August 2002, Mr. Brown was an accountant with Grant Thorton LLP.  Mr. Brown graduated from Southern Utah University with a bachelor of accounting degree in 1988, and with graduated a masters of accounting in 1999.

Section 9 – Financial Statements and Exhibits

Item 9.01   Finacial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	CFO Consulting Agreement with Benjamin J. Brown

Exhibit 17	Resignation letter of Joseph J. Glusic

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2011	Magnum D’ Or Resources, Inc.

/s/ Benjamin Brown
Benjamin Brown, Chief Financial Officer